Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance:	Void after:
July 29, 2013	July 29, 2018

EMPOWERED PRODUCTS, INC.

Warrant to Purchase Shares of

Common Stock

FOR VALUE RECEIVED, [________________] (“Holder”), is entitled to purchase, subject to the provisions of this Warrant (“Warrant”), from Empowered Products, Inc., a Nevada corporation (“Company”), up to [______] shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at a price per share equal to $0.33 (the “Exercise Price”), at any time during the term (the “Warrant Exercise Term”) commencing on the date hereof and ending at 5:30 p.m., New York time on the fifth (5th) anniversary of the date of this Warrant (the “Expiration Date”). The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein. This Warrant is issued pursuant to that certain Services Agreement dated July 12, 2013 between the Company and the Holder (the “Services Agreement”).

1.            Exercise Limitations.

(a)                Right to Exercise.  No Warrant Shares shall be issued pursuant to the exercise of this Warrant unless the issuance and exercise comply with applicable laws.  Assuming such compliance, for income tax purposes the Warrant Shares shall be considered transferred to Holder on the date on which the Warrant is exercised with respect to such Warrant Shares.

(b)               Regulatory Limitations on Exercises.  Notwithstanding the other provisions of this Warrant, no exercise or issuance of Warrant Shares pursuant to this Warrant shall be effective if (a) the Warrant Shares reserved for issuance under this Warrant are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (b) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.

1

2.            Method of Exercise.

(a)          Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, from time to time in accordance with Section 1 hereof by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:

(i)               this Warrant at the principal office of the Company, and

(ii)              payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Exercise Price (the “Exercise Amount”):

(b)          Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided above. The person or persons entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

(c)          As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)               a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(ii)              in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such Warrant Shares described in this Warrant minus the number of such Warrant Shares purchased by the Holder upon all exercises made in accordance with this Section 2.

3.            Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a)          Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b)          Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

2

4.            Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a)          Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)          Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)          Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)          Investment Experience. The Holder is an investor in non-listed and non-registered securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e)          Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

(f)           Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

3

(g)          Further Limitations on Disposition. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Warrant Shares, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such Securities is made pursuant to SEC Rule 144.

(h)          Legends. It is understood that the Securities may bear the following or a similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

5.            Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

6.            Adjustment of Exercise Price and Number and Kind of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the Exercise Price shall be proportionally decreased and the number of Warrant Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend. The Exercise Price shall be proportionally increased and the number of Warrant Shares issuable on the exercise of this Warrant shall be proportionately decreased in the case of a combination. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

4

(b)          Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the per-share Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)          Notice of Adjustment. When any adjustment is required to be made in the number or kind of Warrant Shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the new Exercise Price and number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7.            Lock-Up Restrictions.

(a)           The Holder may not (a) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (i) this Warrant or any portion of this Warrant; or (ii) any Warrant Shares acquired upon exercise of this Warrant; or (b) engage in any transaction in respect to this Warrant or any Warrant Shares or any interest therein, the intent or effect of which is the effective economic disposition of this Warrant or any Warrant Shares (including, but not limited to, engaging in put, call, short-sale, straddle or similar market transactions), for a period of twelve (12) months from the date of issuance of this Warrant (the “Lock-Up Period”).

(b)           The certificates evidencing any Warrant Shares issued on exercise of this Warrant shall bear the legend as set forth below and such legend shall remain during the term of this applicable Lock-Up Period as indicated in Section 7(a) above:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN WARRANT ISSUED BY EMPOWERED PRODUCTS, INC., A NEVADA CORPORATION, TO THE HOLDER HEREOF (THE “WARRANT”), AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF PRIOR TO THAT CERTAIN TIME PERIOD DETAILED IN THE WARRANT. THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) UPON THE EXPIRATION OF THE TIME PERIOD SPECIFIED IN THE WARRANT. A COPY OF THE WARRANT IS AVAILABLE FOR REVIEW AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

5

(c)           In order to enforce the restrictions and obligations set forth in this Section 7, the Company may impose stop-transfer instructions with respect to this Warrant and any Warrant Shares acquired upon exercise of this Warrant.

8.            Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.            No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

10.          Restrictions on Transfer. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Act, or an exemption from such registration. Subject to such restrictions and Section 7 hereof, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

11.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada located in Clark County and the United States District Court for the District of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6

12.          Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

13.          Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14.          Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Empowered Products, Inc.

3367 West Oquendo Road,

Las Vegas, Nevada 89118

Attn: Scott Fraser, Chief Executive Officer

Fax: 702-216-1324

With a copy to:

K&L Gates LLP

10100 Santa Monica Boulevard, 7th Floor

Los Angeles, CA 90067

Attn: Michael J. Quinn

Fax: (310) 552-5001

15.         Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7

16.         Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto and the Services Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

17.         Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

EMPOWERED PRODUCTS, INC.

By:	/s/ Scott Fraser
Name: Scott Fraser
Title: President and Chief Executive Officer

8

EXHIBIT A

Notice of Exercise

EMPOWERED PRODUCTS, INC.

Attention: Chief Executive Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

________shares of Common Stock pursuant to the terms of the attached Warrant at $_______ per share (the applicable Exercise Price as of the date of this Notice of Exercise) , and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

The undersigned hereby represents and warrants that Representations and Warranties in Section 3 of the Warrant are true and correct as of the date hereof and acknowledges that the shares of Common Stock acquired pursuant to this Notice of Exercise will be subject to the Lock-Up Restrictions contained in Section 7 of the Warrant.

HOLDER:

Date:____________________	By:
Name
Address:

Name in which shares should be registered:

9

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

HOLDERS AND NUMBER OF WARRANT SHARES

Holder	Number of Warrant Shares

Health & Beauty Marketing Group, LLC	600,000
Macromark, Inc.	400,000

10